UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2010

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

On August 3, 2010, LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP) was informed that the complaint for patent infringement brought against LML Payment Systems Corp. (an indirect, wholly-owned subsidiary of the Corporation,) by CitiBank, N.A. in the U.S. District Court for the Northern District of Illinois, Eastern Division  (the “Citibank Suit”) has been dismissed with prejudice.  Citibank N.A. is an affiliate of one of the defendants in the patent infringement lawsuit filed by LML Patent Corp. (another subsidiary of the Corporation) on November 19, 2008 in the U.S. District Court for the Eastern District of Texas against multiple financial institutions operating in the United States alleging that such defendants are infringing LML Patent Corp.’s U.S. Patent No. RE40,220 (the “LML Suit”).  In the Citibank Suit, Citibank, N.A. alleged that the Corporation’s subsidiary infringed U.S. Patent No. 7,020,639 and was seeking damages and injunctive and other relief.

The dismissal of the Citibank Suit was reached without the Corporation or its subsidiaries incurring any liability to the other parties to the suit, and all parties will bear their own costs of litigation arising out of such suit.  In addition, the dismissal of the Citibank Suit does not affect the Corporation’s ongoing prosecution of the LML Suit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

August 4, 2010